UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2022

AMERICAN HOMES 4 RENT
AMERICAN HOMES 4 RENT, L.P.
(Exact Name of Registrant as Specified in Charter)

American Homes 4 Rent American Homes 4 Rent, L.P.	Maryland Delaware	001-36013 333-221878-02	46-1229660 80-0860173
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 300 Calabasas, California 91302
(Address of Principal Executive Offices) (Zip Code)
(805)
413-5300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Class A common shares of beneficial interest, $.01 par value	AMH	New York Stock Exchange
5.875% Series G perpetual preferred shares of beneficial interest, $.01 par value	AMH-G	New York Stock Exchange
6.250% Series H perpetual preferred shares of beneficial interest, $.01 par value	AMH-H	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 4, 2022, American Homes 4 Rent (the “Company”) announced that Jack Corrigan, Chief Investment Officer, will retire from the Company effective May 31, 2022. The Company and Mr. Corrigan intend to enter into a customary separation and release agreement. The Company and Mr. Corrigan also intend to enter into a consulting agreement for a transition period commencing on the effective date of his retirement through December 31, 2022.
Mr. Corrigan will continue to serve as a member of the Board of Trustees of the Company (the “Board”).
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 3, 2022, the Company held its virtual-only 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the meeting, the Company’s shareholders voted on three proposals and cast their votes as described below. These proposals are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on March 18, 2022.
Proposal 1:
The Company’s shareholders elected thirteen individuals to the Board for a one-year term or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Kenneth M. Woolley	348,331,848	1,285,817	49,544	8,437,592
David P. Singelyn	348,794,885	821,195	51,129	8,437,592
Douglas N. Benham	333,133,490	16,080,252	453,467	8,437,592
Jack Corrigan	345,803,294	3,813,226	50,689	8,437,592
David Goldberg	348,692,106	924,895	50,208	8,437,592
Tamara H. Gustavson	346,898,794	2,717,488	50,927	8,437,592
Matthew J. Hart	337,332,379	12,282,432	52,398	8,437,592
Michelle C. Kerrick	348,840,719	775,512	50,978	8,437,592
James H. Kropp	348,784,325	830,843	52,041	8,437,592
Lynn C. Swann	339,847,738	9,768,396	51,075	8,437,592
Winifred M. Webb	338,056,503	11,561,134	49,572	8,437,592
Jay Willoughby	339,895,000	9,719,415	52,794	8,437,592
Matthew R. Zaist	348,747,677	868,596	50,936	8,437,592
Proposal 2:
The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
357,769,024	301,638	34,139	0
Proposal 3:
The Company’s shareholders approved, on an advisory basis, the named executive officer compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
329,775,761	19,832,801	58,647	8,437,592

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 4, 2022		AMERICAN HOMES 4 RENT

	By:	/s/ Sara H. Vogt-Lowell
Sara H. Vogt-Lowell
Chief Legal Officer

Date: May 4, 2022		AMERICAN HOMES 4 RENT, L.P.

	By:	American Homes 4 Rent, its General Partner

	By:	/s/ Sara H. Vogt-Lowell
Sara H. Vogt-Lowell
Chief Legal Officer